                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2001 relating to the consolidated financial statements which appear in Student Advantage, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Portland, Maine
March 30, 2001